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EXHIBIT 99.1

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


Each of the undersigned hereby certifies in his capacity as an officer of Charter One Financial, Inc. (the "Registrant") that the Quarterly Report of the Registrant on Form 10-Q for the period ended March 31, 2003 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the consolidated financial condition of the Registrant at the end of such period and the results of operations of the Registrant for such period.

        Date:  May 9, 2003  /s/ Charles John Koch
                            --------------------------------------------
                            Charles John Koch
                            Chairman of the Board, President and Chief
                            Executive Officer

        Date: May 9, 2003   /s/ Richard W. Neu
                            --------------------------------------------
                            Richard W. Neu
                            Executive Vice President and Chief Financial
                            Officer

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